UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2024

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Bedford Street Lexington, MA 02420
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2024, iSpecimen Inc. (the “Company”) received a written notice from Andrew L. Ross that he will be resigning as a director of the Company, effective July 25, 2024.

Mr. Ross’s decision to resign as a director was not the result of any disagreements between Mr. Ross, on the one hand, and the Company’s management or Board of Directors (the “Board”), on the other hand, as to any matter relating to the Company’s operations, policies, or practices.

Item 5.07	Submission of Matters to a Vote of Security Holders

On July 19, 2024, at the annual meeting of stockholders (the “Annual Meeting”) of the Company, of the Company’s 13,075,122 shares of common stock issued and outstanding and eligible to vote as of the record date of June 3, 2024, a quorum of 6,671,700 shares, or approximately 51.02% of the eligible shares, was present or represented by proxy. Each of the matters set forth below is described in detail in the proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on June 10, 2024. The following actions were taken at the Annual Meeting:

Proposal No. 1: Election of Two Class III Directors

The first proposal was the election of two (2) Class III directors each to serve for a three-year term that expires at the 2027 annual meeting of stockholders, or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, or removal. The vote on the proposal was as follows:

Name of Nominee	FOR	WITHHELD	BROKER NON-VOTE
Tracy Curley	3,844,477	228,661	2,598,562
Elizabeth A. Graham	3,492,949	580,189	2,598,562

Each nominee was elected.

Proposal No. 2: Approval of the Amendment to the Fourth Amended and Restated Certificate of Incorporation

The second proposal was the approval of an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to effect a reverse stock split of its outstanding shares of common stock in a ratio to be set at the discretion by the Board, which is in a range from 1-for-10 to 1-for-20 (the “Reverse Split”). The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,415,763	844,678	411,259	0

Proposal No. 2 was approved by a majority of the votes cast. The Reverse Split will be effective upon the filing of a certificate of amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, in substantially the form attached to the Proxy Statement as Annex A, with the Secretary of State of Delaware, with such filing to occur, if at all, at the sole discretion of the Board.

Proposal No. 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The third proposal was the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN
6,395,708	181,317	94,675

Proposal No. 3 was approved by a majority of the votes cast.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2024

iSPECIMEN INC.

By:	/s/ Tracy Curley
Name:	Tracy Curley
Title:	Chief Executive Officer